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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                February 2, 1996


                CAPITAL REALTY INVESTORS-III LIMITED PARTNERSHIP
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               (Exact name of registrant as specified in charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


          0-11962                                 52-1311532
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(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
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(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
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              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
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     On January 5, 1994 the local general partners of Park Heights Towers
Limited Partnership (Park Heights) filed a notice of intent to participate under the Low Income Housing Preservation and Resident Home Ownership Act of 1990 (LIHPRHA). This program may provide incentives to owners of multifamily housing who commit to operate their properties as low to moderate-income housing permanently and who have participated under specific federal subsidy programs (Section 236 or Section 221(d)(3)) for at least 18 years. Incentives available under the LIHPRHA program include selling the property to qualified buyers.

     On February 2, 1996, the local general partners of Park Heights sold the property, a 180-unit apartment project located in Rochester, Minnesota, under the LIHPRHA program to Community Housing Services-Park Towers, Inc., a non-profit entity. The sale of the property generated net proceeds to Capital Realty Investors-III Limited Partnership (the Partnership) of $1.27 million.
The proceeds were net of $2.135 million used to retire, at a discount, the Partnership's purchase money note obligation with respect to the property. The Partnership intends to distribute approximately $579,000 (or approximately $9.65 per Additional Limited Partner unit) to the Additional Limited Partners as return of capital on a Generally Accepted Accounting Principles basis by April 30, 1996. The Managing General Partner intends to retain all of the Partnership's remaining undistributed net sale proceeds for the possible repayment, prepayment or purchase of the Partnership's outstanding purchase money notes related to other Local Partnerships. The General Partner of the Partnership and/or its affiliates are expected to receive net fees of approximately $117,000 for its services relating to the sale of the property.


































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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Capital Realty Investors-III Limited
                                     Partnership
                                   (Registrant)

                              By:  C.R.I., Inc., General Partner



February 20, 1996                  /s/ Richard J. Palmer
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Date                               Richard J. Palmer
                                   Senior Vice President









































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